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                                                                Exhibit 10.01(e)

                        FOREIGN EXCHANGE MASTER AGREEMENT

         This FOREIGN EXCHANGE MASTER AGREEMENT sets forth the terms and conditions that will govern foreign currency trading between Bear Stearns Forex Inc. ("BSF") and (CUSTOMER NAME) (an investment fund organized under Luxembourg law, which hereinafter shall be referred to as the "Counterparty"). This Agreement shall not require the Parties to enter into any Forex or Option Contracts but shall govern any Forex or Option Contracts which are currently outstanding or hereafter entered into. All transactions are entered into in reliance on the fact that this Master Agreement and all confirmations form a single agreement between the Parties, and the parties would not otherwise enter into any transactions. Each Party hereto represents and warrants that it is fully authorized under its charter and/or by-laws and under local and United States ("U.S.") law and regulations and an appropriate and suitable "person" to enter into this Agreement and into the type of transactions described herein. An advisor ("Advisor") may be appointed to act as Counterparty's advisor and agent for any and all purposes under this Agreement; said appointment will be by investment management agreement between Counterparty and Advisor and may also be documented on a power of attorney.

1. DEFINITIONS

         As used in this Foreign Exchange Master Agreement, the following terms shall have the following meanings unless the context clearly indicates otherwise:

         (a) "Account" means the account maintained by BSSC as agent for BSF in the name of Counterparty.

         (b)      "Advisor" means one or more entities appointed pursuant to
Section 12(k) and the Schedule, Part I., of this Agreement.

         (c) "Affiliate" means parent company or affiliate of BSF, including but not limited to BSSC.

         (d) "Agreement" means this Master Foreign Exchange Agreement, including the Schedule hereto, together with all Forex or Option Contracts entered into hereunder.

         (e) "American Style Option" means an Option which may be exercised on any Business Day up to and including the Expiration Time.

         (f) "Broker's Call Rate" means the broker's call rate quoted daily by BSSC at its main office in New York. Factors affecting the determination of BSSC's broker's call rate are the broker's call rates posted by various money center banks that BSSC selects, other representative broker's call rates, such as the "call money" rate published by the Wall Street Journal and the New York Times, and the rate that BSSC is charged when borrowing money.

         (g)      "BSSC" means Bear, Stearns Securities Corp.

         (h) "Business Day" means any day, excluding Saturday or Sunday, on which commercial banks in New York City are open for business, provided however, that for purposes of settlement under a Forex or Option Contract, a Business Day must also be a day on which banks are open for business in the principal financial center of each of the countries whose currencies are covered by that Forex or Option Contract.

         (i)      "Buyer" means the owner of an Option.

         (j) "Call" means an option entitling, but not obligating, the Buyer to purchase from the Seller, at the Strike Price, a specified quantity of the Call Currency.

         (k) "Call Currency" means the currency agreed as such at the time an Option is entered into.

         (l) "Contract Value" shall mean the U.S. Dollar value of the Currency subject to such Forex or Option Contract, at the contract price.

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (m) "Currency Pair" means the two currencies which may be potentially exchanged upon the exercise of an Option, one of which shall be the Put Currency and the other the Call Currency.

         (n) "European Style Option" means an Option for which Notice of Exercise may be given only on the Option's Expiration Date, up to and including the Expiration Time, unless otherwise agreed.

         (o) "Exercise Date" means the Business Day on which a Notice of Exercise received by the Seller becomes effective.

         (p) "Expiration Date" means the date specified as such in a Confirmation.

         (q) "Expiration Time" means the latest time on the Expiration Date on which the Seller must accept a Notice of Exercise as specified in a Confirmation.

         (r) "Forex Contract" means a Forward Contract or Spot Contract; "Forward Contract" means any contract between the Parties for the purchase or sale of currency having a maturity date of more than two Business Days after the date on which such contract is entered into, provided, however, that for purposes of Section 4 of this Agreement, Forward Contract shall be any contract having a maturity date more than two days after the date on which such contract is entered into; and "Spot Contract" means any contract between the Parties for the purchase or sale of currency having a maturity date of two Business Days or less after the date on which such contract is entered into.

         (s) "In-the-Money-Amount" means (i) in the case of a Call, the excess of the Spot Price over the Strike Price, multiplied by the aggregate amount of the Call Currency to be purchased under the Call, where both prices are quoted in terms of the amount of the Put Currency to be paid for one unit of the Call Currency; and (ii) in the case of a Put, the excess of the Strike Price over the Spot Price, multiplied by the aggregate amount of the Put Currency to be sold under the Put, where both prices are quoted in terms of the amount of the Call Currency to be paid for one unit of the Put Currency.

         (t) "Market Value" of any currency at any time means (i) for U.S. Dollars, the amount of U.S. Dollars, and (ii) for any other currency, the amount of U.S. Dollars that could be purchased at that time in exchange for that amount of currency, based on then current exchange rates in the New York foreign exchange market for delivery of such currency on the relevant Settlement Date, as determined by BSF in any commercially reasonable manner.

         (u) "Maturity Date" shall mean the date such Forex Contract or Option is to be performed between the parties to that Contract.

         (v) "Notice of Exercise" means telex, telephonic or other electronic notification (excluding facsimile transmission) providing assurance of receipt, given by the Buyer prior to or at the Expiration Time, of the exercise of an Option, which notification shall be irrevocable.

         (w) "Offsetting Forward Contracts" mean any two or more outstanding Forward Contracts having the same Settlement Date where under one or more of such Forward Contracts BSF has agreed to receive one currency in exchange for a second currency, and under the other of such Forward Contracts, BSF has agreed to receive such second currency in exchange for such first currency.

         (x) "Option" means a Put or a Call on a Forex Contract, as the case may be, including any unexpired Put or Call previously entered into by the Parties, which shall become subject to the Agreement unless otherwise noted.

         (y) "Parties" means the parties to this Agreement including their successors and permitted assigns (but without prejudice to the application of clause 4.(a)(vii)); and the term "Party" shall mean whichever of the Parties is appropriate in the context in which such expression may be used.

         (z) "Person" means an appropriate person or entity to engage in Forex or Option Contracts, both under applicable laws and under any internal documents authority.

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (aa) "Premium" means the purchase price of the Option as agreed upon by the Parties, and payable by the Buyer to the Seller thereof.

         (ab) "Premium Payment Date" means unless otherwise agreed by the parties hereto the date specified at the time of the execution of the option unless otherwise provided for in the Confirmation.

         (ac) "Put" means an option entitling, but not obligating, the Buyer to sell to the Seller at the Strike Price a specified quantity of the Put Currency.

         (ad) "Put Currency" means the currency agreed as such at the time an Option is entered into.

         (ae)     "Seller" means the Party granting an Option.

         (af) "Settlement Date" means the Business Day specified for delivery of the currencies bought and sold under a Forex or Option Contract, or the date such Forex Contract or Option is to be performed between the Parties.

         (ag) "Spot Date" means the spot delivery day for the relevant Currency Pair as generally used by the foreign exchange market;

         (ah) "Spot Price" means the price at the time at which such price is to be determined for foreign exchange transactions in the relevant Currency Pair for value on the Spot Date, as determined in good faith by the Seller and/or BSF;

         (ai) "Strike Price" means the price specified in a Confirmation at which the Currency Pair may be exchanged.

2. ENTRY INTO FOREX CONTRACTS AND OPTIONS

         The Parties shall be legally bound by the terms of each Forex Contract or Option (hereinafter Forex Contracts and Options may be collectively referred to as "FX Transaction(s)") from the moment they agree to those terms (whether orally or otherwise). BSF shall issue a confirmation ("Confirmation") or shall procure that BSSC does so as soon as practicable after an FX Transaction is entered into. Absent manifest error, unless the Counterparty objects to the terms contained in any Confirmation within one (1) Business Day of receipt (as such term is defined in Section 12 (c)) thereof (the "Applicable Period"), the terms of such Confirmation shall be deemed correct. However, if a corrected Confirmation is issued by BSF or an Affiliate of BSF within the Applicable Period, it shall supersede the previous Confirmation and be deemed correct, unless the Counterparty objects to the terms contained in such corrected Confirmation within the subsequent Applicable Period, as measured from the receipt (as such term is defined in Section 12 (c)) of the corrected Confirmation. The failure by BSF or its Affiliates to issue a Confirmation shall not prejudice or invalidate the terms of any FX Transactions governed by the Agreement. Should Counterparty request suppression of Confirmations, that lack of a Confirmation shall not prejudice or invalidate the terms of any FX Transaction governed by this Agreement.

3. NETTING

         (a) If at the time the Parties enter into a Forward Contract, one or more other Forward Contracts are outstanding, which, when taken together with such new Forward Contract, constitute Offsetting Forward Contracts, then (unless the Parties otherwise specifically agree in writing or by exchange of telexes evidencing mutual agreement with respect to one or more such Forward Contracts) all such Offsetting Forward Contracts will automatically be canceled and discharged and simultaneously replaced through novation by a new Forward Contract which provides as follows: with respect to each currency, the amount to be delivered by each Party under such Offsetting Forward Contracts shall be compared and the Party having the greater obligation with respect to such currency shall deliver to the other Party on the Settlement Date of such Offsetting Forward Contracts an amount of such currency equal to the difference between the amounts originally required to be delivered by the Parties pursuant to such Offsetting Forward Contracts. Such new Forward Contract should be considered a "Forward Contract" under this Agreement.

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (b) If each Party has sold a Call Option to the other Party, or if each Party has sold a Put Option to the other Party, then such pair of Call Options or such pair of Put Options shall be terminated and discharged automatically upon the payment in full of the last Premium payable in respect of such Options; provided that such termination and discharge may only occur in respect of Options:

                   (i)     each being with respect to the same Currency Pair;

                   (ii) each having a Put Currency amount equal to the Put Currency amount of the other and a Call Currency amount equal to the Call Currency amount of the other;

                   (iii)   each having the same Expiration Date and Expiration
                           Time;

                   (iv) each being of the same style, i.e., either both being American Style Options or both being European Style Options;

                   (v)     each having the same Strike Price;

                   (vi) neither of which shall have been exercised by delivery of a Notice of Exercise; and

                   (vii) that are otherwise identical in terms that are material for purposes of set-off and discharge.

         In the case of a pair of Options meeting all the conditions for termination and discharge except condition (ii) above, the Option having the smaller Put Currency amount and Call Currency amount shall be automatically terminated and discharged in its entirety upon payment in full of the last premium payable in respect of such Options; and the Put Currency and Call Currency amounts of the surviving Option shall be reduced by the respective Put Currency and Call Currency amount of the Option discharged. The surviving Option, with Put Currency and Call Currency amounts reduced as aforesaid, shall continue to be an Option for all purposes of this Agreement, including this
Section 3. Upon the occurrence of termination and discharge under this Section 3., neither Party shall have any further obligation to the other party in respect of Options discharged.

         Any Forward Contract and Option resulting from netting as provided for in this Section 3 remains a "Forward Contract" and "Option", respectively, hereunder.

4. LIQUIDATION OF CONTRACTS

         (a) A "default" shall occur with respect to any Party if: (i) the defaulting Party shall fail to pay or perform any obligation under this Agreement or any FX Transaction; (ii) the defaulting Party shall commence a case or proceeding under any bankruptcy or insolvency law or have any such case or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced) or be unable to pay its debts as they become due; (iv) the defaulting Party shall have a trustee, receiver, liquidator, conservator, administrator, custodian or other similar official appointed with respect to itself or any substantial part of its assets under the laws of any jurisdiction application to it or to all or part of its assets, and in each such case such event is not cured after notice from BSF; (v) the defaulting Party shall disaffirm, disclaim or repudiate any obligation; (vi) any representation or warranty of the defaulting Party shall prove to have been false or misleading in any material respect when made or repeated or when deemed to be made or repeated; (vii) the defaulting Party consolidates or amalgamates with, or merges into, or transfers all or substantially all its assets to, another entity and the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the defaulting Party immediately prior to such action; (viii) Counterparty fails to give adequate assurance of its ability and/or its eligibility to perform its obligations under this Agreement after a written notice requesting it to do so when BSF or any Affiliate has reasonable grounds for insecurity; (ix) Counterparty is in default under any other agreement with any Bear Stearns Entity; or (x) Counterparty fails to provide to BSF a copy of payment instructions from their paying bank by 3:00 p.m. New York time after a request by BSF on any day that a payment is due.

         (b) Notwithstanding any other provision of this or any other agreement between the Counterparty and BSF, immediately upon the occurrence of a default, BSF shall have the right, in its sole and absolute discretion, to cancel, terminate and liquidate any or all Forward Contracts then outstanding at any time or from time to time by:

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

                   (i) closing out each such Forward Contract at a price equal to the difference between the respective Market Values of the currencies that are the subject of that Forward Contract at the time of liquidation, so that such Forward Contract is canceled and a settlement payment in an amount equal to the difference between such Market Values is due to the Party owed the currency having the greater Market Value;

                   (ii) discounting each amount then due, where applicable, under clause (i) to present value as at the time of liquidation (to take account of the period between the date of liquidation and the Settlement Date of the relevant Forward Contract) or in the case of Forward Contracts where the Settlement Date has occurred adding interest to the amount owing by the Defaulting Party at a rate equal to Broker's Call Rate plus a spread to be determined by BSF in a commercially reasonable manner; and

                   (iii) closing out each such Option at the time of liquidation so that each such Option is canceled. Market damages shall be calculated in U.S. Dollars for each party such that they are equal to the aggregate of (a) with respect to each Option purchased by a party, the current market value for such Option, (b) with respect to each Option sold by a party, any unpaid Premium, and, to the extent permitted by applicable law, interest on any unpaid Premium in the same currency as such Premium at the then prevailing market rate, and (c) with respect to any exercised Option, any unpaid amount due in settlement of such Option and, to the extent permitted by applicable law, interest thereon from the applicable Settlement Date to the day of close-out; and (d) any costs and expenses incurred by the non-defaulting Party in covering its obligations (including a delta hedge) with respect to such Option, all as determined in good faith by the non-defaulting Party; and

                   (iv) setting-off against each other or aggregating, as appropriate, all such discounted amounts owing by one Party to the other and, at the election of BSF any or all Margin (as defined below) then held by BSF, and any or all other amounts owing by one Party to the other which relate to this Agreement or any Forward Contract (whether or not then due), so that all such amounts are netted to a single net amount due to one Party. The net amount due after liquidation shall be paid within one Business Day.

         (c) After a default by Counterparty, BSF or an Affiliate may at any time and from time to time, liquidate any or all non-cash Margin (as defined in Section 11) without notice to Counterparty. BSF or an Affiliate may, at its option, include the proceeds of any such liquidation in any set off under
Section 4(b)(iv) and/or Section 4(e).

         (d) The rate of interest to be used for purposes of calculating present value under Section 4 (b) (ii) and Section 4 (e) shall be as determined by BSF in any commercially reasonable manner.

         (e) BSF's rights under this Section 4 shall be in addition to, and not in limitation or exclusion of, any other rights which BSF or any of its Affiliates may have (whether by agreement, operation of law or otherwise), and BSF and its Affiliates shall have a general right of set-off with respect to all amounts owed by Counterparty to BSF or to any of BSF's Affiliates whether due or not due (provided that any amount not due at the time of such set-off shall be discounted to present value). In addition to, and without limiting any of BSF's rights under Section 4 (b), after a default, BSF may, in its sole and absolute discretion, liquidate any or all outstanding such Spot Contracts in a manner comparable to that set forth in Section 4 (b) (i) and (if BSF so elects) including any settlement payments resulting from that close out in any set-off pursuant to Section 4 (b) (iv) and/or this Section 4 (e).

         (f) BSF's parent, subsidiaries and affiliates have the right to liquidate any other positions which Counterparty may have in any other accounts with BSF, its parent, subsidiaries, and affiliates, and to set-off the proceeds therefrom against any amounts owing by Counterparty to BSF and/or to any of its affiliates and subsidiaries. Any property of Counterparty in accounts of Counterparty at BSF, its parent, subsidiaries or Affiliates (collectively and individually "Bear Stearns Entity" or "Bear Stearns") is subject to a first security interest and lien by said Bear Stearns

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

Entity. Each Bear Stearns entity is an intended third-party beneficiary of this Agreement and BSF is entering into this Agreement upon reliance of said fact.

         (g) BSF and its Affiliates shall have a general right of set-off with respect to all amounts owed by Counterparty to BSF or to any of BSF's Affiliates or by BSF or any of its Affiliates to Counterparty, whether due or not due (provided that any amount not due at the time of such set-off shall be discounted to present value).

         (h) To the extent any margin posted by Counterparty pursuant to this Agreement is held in another Bear Stearns Entity (parent, subsidiary, or affiliate of BSF), said Bear Stearns Entity has all the rights which BSF has under this Agreement and under any agreement between Counterparty and such Affiliate, including but not limited to the rights of liquidation and set-off.

         (i) In addition to each Party's obligations noted in this Section 4, each Party shall be liable to the other Party (and in the case of BSF, this means BSF and its Affiliates) for any remaining deficiency, loss, costs or expenses sustained by the other Party and pay to such other Party all out-of-pocket expenses incurred (including fees and disbursements of counsel) in connection with any reasonable collection or other enforcement proceedings related to any required payments.

         (j) In the event of default, the Bear Stearns Entity reserves the right to sell, without prior notice to Counterparty, any and all property in which Counterparty has an interest held by or through a Bear Stearns Entity, to buy any or all property which may have been sold short, to cancel any or all outstanding transactions and/or to purchase or sell any other securities or property to offset market risk, and to offset any indebtedness it may have, after which the Counterparty shall be liable to the Bear Stearns Entity for any remaining deficiency, loss, costs or expenses sustained by the Bear Stearns Entity in connection therewith. Such purchases and/or sales may be effected publicly or privately without notice or advertisement in such manner as the Bear Stearns Entity may in its sole reasonable discretion determine. At any such sale or purchase, the Bear Stearns Entity may purchase or sell the property free of any right of redemption.

5. OPTIONS PREMIUMS

         (a) The Premium related to an Option shall be paid on its Premium Payment Date in the currency specified by the parties and in immediately available funds.

         (b) If any Premium is not received on the Premium Payment Date, BSF may elect either: (i) to accept a late payment of such Premium; or (ii) to give written notice of such non-payment and treat the related Option as void and/or treat such non-payment as an Event of Default under clause (i) of the definition of Event of Default. Counterparty shall pay all out-of-pocket costs and actual damages incurred in connection with any unpaid or late Premium or void Option, including, without limitation, interest on any Premium in the same currency as such Premium at the then prevailing market rate and any other costs or expenses incurred by the Seller in covering its obligations (including, without limitation, a delta hedge) with respect to such Option.

6. EXERCISE OF OPTIONS

         (a) The Buyer may exercise an Option by delivery to the Seller of a Notice of Exercise. If an Option has not been exercised prior to or at the Expiration Time, it shall expire and become void and of no effect. Any Notice of Exercise shall: (i) if received prior to 3:00 p.m. on a Business Day, be effective upon receipt thereof by the Seller; and (ii) if received after 3:00 p.m. on a Business Day, be effective only as of the opening of business of the Seller on the first Business Day subsequent to its receipt, or if the Expiration Date occurs before such Business Day, at the Expiration Time on the Expiration Date. Any Notice of Exercise relating to a European Style Option, if received prior to or at the Expiration Time on the Expiration Date, or at any time prior to the Expiration Date, shall be effective at the Expiration Time on the Expiration Date.

         (b) Unless the Seller is otherwise instructed by the Buyer, if an Option has an In-the-Money Amount at its Expiration Time that equals or exceeds the product of 1% of the Strike Price and the amount of the Call or Put Currency, as appropriate, then the Option shall be deemed automatically exercised.

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

7. PAYMENT NETTING; MANNER OF PAYMENT

         (a) Prior to the Settlement Date of each Forex Contract, such Forex Contract shall, by mutual agreement, be offset or rolled forward; provided, however, that if, such Forex Contract has not been offset or rolled forward by mutual agreement, the Parties agree that BSF shall have the right but not the obligation in its sole discretion to (i) close out such Forex Contract (the "Old Contract") at a price equal to the difference between the respective Market Values of the currencies that are the subject of the Old Contract at the time of such close out, so that such Old Contract is canceled and a settlement payment in an amount equal to the difference between such Market Values is due to the Party owed the currency having the greater Market Value, which settlement payment shall be due and payable on the Settlement Date of such Old Contract, and (ii) establish a new Forex Contract between the Parties for the purchase and sale of the same currencies for delivery on a Settlement Date (the "New Settlement Date") that is the first Business Day following the Settlement Date of the Old Contract at a price based on then current exchange rates in the New York foreign exchange market for delivery of such currencies on the New Settlement Date, as determined by BSF in any commercially reasonable manner.

         (b) If, at any time, BSF, in its sole discretion, allows Counterparty to settle rather than roll a contract, then: if, on any date, any amounts would otherwise be payable hereunder by each Party to the other in the same currency, then (subject to any right to liquidate under Section 4) each Party's obligation to make payment of any such amount in that currency will be automatically satisfied and discharged on such date and, if the aggregate amount that would otherwise have been payable by one Party exceeds the aggregate amount that would otherwise have been payable by the other Party, replaced by an obligation upon the Party by whom the larger aggregate amount would have been payable to pay the other Party the excess of the larger aggregate amount over the smaller aggregate amount.

         (c) All payments under this Agreement or any Forex or Option Contract (i) if of U.S. Dollars, shall be made by wire transfer of immediately available funds to the bank account in a major U.S. financial center designated by the Party receiving payment, and (ii) if of any other currency, shall be made by wire transfer of immediately available funds to the bank account in a major financial center in the country in which that currency is legal tender designated by the Party receiving payment, provided that each such bank designated hereunder must be reasonably acceptable to the other Party.

         (d) If, at any time, BSF, in its sole discretion, allows Counterparty to take or make delivery, then payment shall be per paragraph 7(c) above and with a written record.

         (e) Regarding the netting of Options, if on any date, Premiums would otherwise be payable hereunder, in the same currencies, between the Parties then, on such date, each Party's obligation to make payment of any such Premium will be automatically satisfied and discharged and, if the aggregate Premium(s) that would otherwise have been payable by one Party exceeds the aggregate Premium(s) that would otherwise have been payable the other Party, replaced by an obligation upon the Party by whom the larger aggregate Premium(s) would have been payable to the other Party the excess of the larger aggregate Premium(s) over the smaller aggregate Premium(s). The netting and settlement of Premiums shall be separate from the netting and settlement of Forex Contracts.

         (f) Any obligation of BSF (whether or not matured) to pay any sums to Counterparty under this Agreement shall be conditional upon all obligations (whether or not matured) owed by the Counterparty to BSF hereunder having been fully and effectively discharged (or if not matured, provided for in a manner acceptable to BSF.)

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                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

8. TERMINATION

         This Agreement may be terminated by either Party on five (5) days prior written notice, but such termination shall not affect any rights of any Party which have arisen prior to such termination including, but not limited to any Forex or Option Contract outstanding at the time such termination is effective, which shall remain subject to the terms and conditions of this Agreement until all outstanding obligations are performed or liquidated. Nothing herein shall be construed to limit BSF or any of its Affiliates' right to refuse to engage in any Forex or Option Contract with Counterparty or to limit open positions in accordance with any agreement between the Parties. The provisions of Section 4
(h) and 12 (n) shall survive the termination of this Agreement.

9. ILLEGALITY, IMPOSSIBILITY AND FORCE MAJEURE

         If either Party is prevented from or hindered or delayed by reason of force majeure or act of State in the delivery or payment of any currency under a Forex or Option Contract, or if it becomes unlawful or impossible for either Party to make or receive any such payment, then the Party for whom such performance has been prevented, hindered or delayed or has become illegal or impossible shall promptly give notice thereof to the other Party and such notified Party may, by written notice to the Counterparty, require the close-out of each affected Forex or Option Contract in accordance with the provisions of
Section 4.

10. CREDIT INFORMATION

         Counterparty shall give BSF such credit information concerning Counterparty as BSF may reasonably request from time to time including, without limitation, annual financial statements for Counterparty in certified or audited form commencing with the most recent such report issued when this Agreement is entered into and thereafter for each fiscal year as soon as available. Counterparty agrees to promptly advise BSF in writing should there be any material change in Counterparty's financial condition, business, or prospects. BSF may obtain this information as a credit review process to protect firm exposure, but not to determine status or suitability to engage in FX Transactions. Since such a credit check is not a suitability test, and you should not engage in any FX Transactions simply because you are deemed credit eligible.

11. MARGIN/MARK-TO-MARKET

         Initial Margin (as defined below) and Variation Margin (as defined below) shall be paid and returned as provided for in this Section 11. (Initial Margin and Variation Margin are referred to collectively as "Margin".)

         (a) At the time of entry into each Forex Contract, Counterparty shall provide BSF, or an Affiliate, as initial margin ("Initial Margin"), a percentage of that Contract's Contract Value (as defined below), as BSF elects from time to time in BSF's sole discretion. After a Forex Contract ceases to be outstanding, BSF shall return to Counterparty any Initial Margin that BSF holds with respect to such Forex Contract. The "Contract Value" of a Forex Contract is the amount of U.S. Dollars to be delivered on the Settlement Date of that Contract. But, if the U.S. Dollar is not one of the currencies covered by that Forex Contract, then the "Contract Value" is the amount of U.S. Dollars that could be purchased on the date such Forex Contract is entered into, in exchange for the amount of currency to be purchased by BSF under that Contract, based on the then current exchange rate in the New York foreign exchange market on such date for delivery of such currency on the relevant Settlement Date, as determined by BSF in any commercially reasonable manner.

         (b) At the time of sale of an Option Contract by Counterparty, it shall provide BSF as initial margin a percentage of that Option Contract value (as defined below). The "Option Contract Value" of an Option Contract is (i) the amount of U.S. Dollars to be delivered on the Settlement Date if that contract is exercised or (ii) if the U.S. Dollar is not one of the currencies covered by such Option, the amount of U.S. Dollars that could be purchased on the date such Option is entered into, in exchange for the currency to be delivered by the Seller under such Option, based on the then current exchange rate in the New York foreign exchange market for delivery of such currency on the Expiration Date of such Option, as determined by BSF in any commercially reasonable manner.

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (c) As of the close of business on each Business Day, the net aggregate unrealized gain on all Forex Contracts and the market value of Option Contracts then outstanding shall be calculated by BSF by:

                   (i) first determining for each such Forex Contract the difference between the respective Market Values of each of the Currencies that is the subject of that Forex Contract, it being understood that the party owed the Currency with the larger Market Value has an unrealized gain equal to such difference,

                   (ii) then determining the sum of each party's unrealized gains under all such Forex Contracts, and

                   (iii) plus the Market Value of long options positions, less the Market Value of short options positions.

If the aggregate unrealized gain of BSF, adjusted for the Market Value of Forex Options, exceeds that of the Counterparty, BSF shall have a "Market Exposure" in an amount equal to such excess.

         (d) If on any Business Day, the Market Exposure of BSF exceeds a percentage (as determined by BSF in its sole discretion from time to time) of the aggregate amount of Initial Margin then held by BSF with respect to all Forex and Option Contracts then outstanding, Counterparty shall provide BSF with additional Margin ("Variation Margin") in an amount equal to such Market Exposure.

         (e) If, on any Business Day, the aggregate amount of Variation Margin held by BSF with respect to all Forex or Option Contracts then outstanding exceeds BSF's Market Exposure, BSF shall return the Variation Margin to Counterparty in an amount equal to such excess.

         (f) Each payment or return of Variation Margin shall be made on the day demanded if notified by 1:00 p.m. New York time and otherwise within the Business Day after notification. Margin shall be provided in the form of: (i) cash; (ii) U.S. Treasury Bills maturing not more than 180 days from the date of delivery from Counterparty to BSF (provided that for purposes of determining the amount of Margin held by BSF at any time, U.S. Treasury Bills shall be valued at 90% of their then current market value for sale in the ordinary course in the government securities market, as determined by BSF in any commercially reasonable manner) or (iii) such other collateral as BSF, in its sole discretion, shall deem acceptable with such "haircut" applied thereto as BSF, in its sole discretion, shall deem appropriate. Non-cash Margin shall be delivered to BSF in accordance with its instructions.

         (g) Counterparty hereby grants to each Bear Stearns Entity a valid and first priority, perfected, continuing security interest in and assign (a) all property now or hereafter held or carried by any Bear Stearns Entity in any of your accounts, in all property in which you now have or hereafter acquire an interest, which is now or hereafter held by or through any Bear Stearns Entity and all property or otherwise held or subject to the control of any Bear Stearns Entity or agent thereof, including (without limitation) all margin, securities, monies, investment property (including without limitation all financial assets and instruments), (b) all rights you have in any Obligation (as defined below) of any Bear Stearns Entity, and (c) any and all rights, claims or causes of actions you may now or hereafter have against any Bear Stearns Entity (including without limitation all rights you have in any repurchase agreement to which any Bear Stearns Entity is a party) and, (d) all proceeds of or distributions on any of the foregoing (collectively (a) through (d), "Collateral"), as security for the payment and performance of any and all of your Obligations to each Bear Stearns Entity. The description of any property that is collateral under any activity, including, but not limited to, collateral described in any confirmation, account statement, or activity report, is hereby incorporated into this Agreement as if fully set forth herein and constitutes collateral hereunder. You hereby acknowledge and agree that all such property of yours held by or through any Bear Stearns Entity is held as Collateral by such Bear Stearns Entity as agent and bailee for itself and all other Bear Stearns entities. Each Bear Stearns Entity agrees to act as agent and bailee of and for each other Bear Stearns Entity in respect of the Collateral and shall hold any Collateral both secured party and as agent and bailee of and for each other Bear Stearns Entity. Each Bear Stearns Entity shall, and hereby agrees to, comply without your further consent with any orders or instructions of each other Bear Stearns Entity with respect to the Collateral, including (without limitation), (i) any entitlement orders, including without limitation, all notifications it receives directing it to transfer or redeem any Collateral and (ii), if the Bear Stearns Entity is a commodity intermediary, any instructions to

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

Stearns Entity to apply any value distributed on account of a commodity contract as directed by each other Bear Stearns Entity. Each Bear Stearns Entity has the right, in its sole discretion, to not comply with (i) any entitlement order originated by you or a third party that would require a Bear Stearns Entity to make a delivery of Collateral to you or any other person and (ii) any instruction from you to apply any value on account of any commodity contract (whether such value is distributable or not), to the extent that such Collateral is necessary to satisfy any Obligation (including, without limitation, any requirement for margin or other security) to another Bear Stearns Entity if such other Bear Stearns Entity requests (orally or in writing) that such entitlement order or instruction not be complied with. Each activity has been entered into in consideration of each other and your performance of each and every one of your Obligations is a condition precedent to Bear Stearns' performance of its Obligations; provided however, that Activities shall not be merged. In furtherance of the foregoing, any Bear Stearns Entity may, at any time and without prior notice to you, use, credit, apply or transfer any such Collateral between your accounts (or other arrangements) at any Bear Stearns Entity to satisfy or secure any of your Obligations. Collateral pledged by you in connection with a particular Activity shall secure first your Obligations under that Activity and second, your Obligations under all Activities.

         "Obligations" means each and every obligation or liability (including payment and delivery obligations, any "debt" as defined in the United States Bankruptcy Code, any obligation arising under a guarantee that you have provided to a Bear Stearns Entity and every obligation or requirement you have under any activity to maintain or deliver margin or other collateral with respect to such other activity) between Bear Stearns and you in connection with a guarantee, or an activity or its acceleration, cancellation, termination or liquidation, whether arising hereunder, heretofore, or hereafter.

         (h) BSF shall have the free and unrestricted right to use and dispose of any Margin provided to it hereunder, subject only to its obligation to return Margin (or, in the case of Treasury Bills, comparable Treasury Bills) when and if so provided in this Agreement.

         (i) Cash held by BSF as Margin shall bear interest calculated on a daily basis at the Broker's Call Rate as in effect, as advised by BSF, minus a spread to be determined by BSF from time to time, with the amount of interest accrued and paid monthly.

         (j) Notwithstanding any other provision of this Section 11, BSF may from time to time make intra-day Margin calls and/or change Margin provisions contained in this Section 11 (including, without limitation, by increasing and/or decreasing any of the percentages or amounts set forth in this
Section 11), effective immediately, on notice actually received by the Counterparty. Each such change in Margin provisions shall apply to Forex or Option Contracts outstanding at the time such revised provisions become effective, as well as to Forex or Option Contracts entered into thereafter.

         (k) The parties acknowledge and agree that the security interest granted hereunder shall be an automatically perfected security interest of first priority (i) granted by an "entitlement holder" (as defined in Section 8-102(a)(7) of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) in favor of a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) and (ii) granted by a "commodity customer" (as defined in Section 9-115(1)(c) of the UCC) in favor of a "commodity intermediary" (as defined is Section 9-115(1)(d) of the UCC). The Parties acknowledge and agree that New York shall be the security intermediary's jurisdiction, pursuant to
Section 8-110 of the UCC, and the commodity intermediary's jurisdiction, pursuant to Section 9-103(6) of the UCC.

12. MISCELLANEOUS

         (a) This Agreement is solely for the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party. This Agreement may not be amended except by a writing signed by both Parties. The Section headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement.

         (b) Any rights granted to BSF under this Agreement may be exercised by any of BSF's Affiliates, its successors or assigns.

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (c) All notices, requests and other communications shall be delivered by hand, registered mail (return receipt requested), telex, facsimile or by electronic mail if the Counterparty has been approved by Bear Stearns to trade electronically and there is confirmation that the e-mail was delivered to the proper e-mail address, or telephone when a section hereof so allows, and shall be deemed to have been received on the date received if delivered by hand; on the date stated in the return mail receipt if sent to the respective Party's address set forth in the Schedule; when transmitted to the telex number of the respective Party set forth in the Schedule (if confirmed by the respective answerback set forth in the Schedule); when received at the facsimile number set forth in the Schedule; when delivered by e-mail; or when spoken when delivered telephonically to the telephone number set forth in the Schedule. These addresses, telex numbers, facsimile numbers and answerbacks may be changed by written notice, which shall only be effective upon receipt; it is each Party's obligation to keep the other Party appraised of such updates.

         (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of law, and any dispute arising hereunder shall be resolved by binding and final arbitration between BSF and Counterparty at the facilities and before an all securities panel, to the maximum extent allowed by law or arbitration law, of the National Association of Securities Dealers, Inc. (NASD) or of the New York Stock Exchange, Inc. By entering into this arbitration clause BSF and Counterparty waive any and all rights to trial and rights to trial by jury they would otherwise have. Any arbitration which occurs hereunder shall be at a situs in New York, New York. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

         (e) Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any proceedings.

         (f) Counterparty agrees to file whatever documents and notices are required of it under its own local law, with copies to BSF, in order to allow it to carry out each provision of this Agreement. In addition, Counterparty agrees to execute such documents and to take all steps necessary to make the terms of this Agreement effective. To the extent the filing of any such documents and notices may violate your local jurisdiction laws on secrecy; you waive any rights to such secrecy provision.

         (g) Counterparty agrees to irrevocably appoint a process agent as indicated in Part II of the Schedule to this Agreement if Counterparty is not domiciled in the United States.

         (h) No waiver of any breach or condition of this Agreement shall be deemed a waiver of any other breach or condition, whether of a like or different nature. This Agreement represents the entire agreement with respect to transactions described herein and supersedes any prior or contemporaneous oral or written agreements between the Parties. In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless the deletion of such provision shall substantially impair the benefits of the remaining provisions of this Agreement.

         (i) The Parties agree that each may electronically record all telephonic conversations between or among them and their respective employees and that any such recordings may be submitted in evidence to any court or in any Proceeding for the purpose of establishing any matters pertinent to this Agreement.

         (j) Should Counterparty appoint an advisor, Counterparty hereby appoints the Advisor that is listed in Part I of the Schedule to this Agreement.

         (k) Counterparty hereby makes the following representations and warranties which are deemed to be repeated at the time of entry into any FX
Transaction:

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

                  (i) None of the assets of Counterparty are "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101;

                  (ii) Counterparty is not subject to the fiduciary responsibilities of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

                  (iii) Counterparty's entry into Forex or Option Contracts under this Agreement will not give rise to any prohibited transaction under Title I of ERISA or
                           Section 4975 of the Internal Revenue Code.

                  (iv) Counterparty is an "eligible swap participant" within the meaning of Commodity Futures Trading Commission Rule 35.1 (codified at 17 C.F.R. Section. 35.1). Counterparty agrees to notify BSF promptly if, at any time, it no longer is an "eligible swap participant."

                  (v) (a) Counterparty understands that the foreign exchange spot, forward, and options markets are subject to complex risks which may arise without warning and may at times be volatile and that losses may occur quickly and in unanticipated magnitude,

                           (b) Counterparty is a sophisticated investor able to evaluate the risks of FX Transactions,

                           (c) Counterparty is prepared to bear and is capable of bearing (financially and otherwise) all risks associated with FX Transactions, and

                           (d) Counterparty is entering into FX Transactions based upon the advice of its Advisor and its traders, and is not relying upon advice of Bear Stearns.

                  (vi) Counterparty understands that whether or not an affiliate of BSF has acted as agent for other transactions, for these FX Transactions, BSF and its affiliates will be acting as principal, neither in an agency capacity nor as broker nor as advisor.

                  (vii) Counterparty understands that BSF may have or take positions similar or opposite to those of Counterparty, and further that the price of each FX Transaction will be as mutually agreed upon by the Parties, and in this instance, Counterparty may by verbal instruction give time and price discretion to BSF.

                  (viii) Counterparty understands that BSF is dealing on a principal basis and that the prices of FX Transactions quoted by BSF may not be the best prices available in the market and are subject to a mark-up.

         (l) BSF represents and warrants that it is a financial institution under the provisions of Section IV of The Federal Deposit Insurance Corporation Improvement Act of 1991 as amended by regulation EE in January 1994 ("FDICIA"). This Agreement shall be a Netting Contract, as defined in FDICIA, and each receipt or payment for delivery obligation hereunder shall be a covered contractual payment entitlement or covered contractual payment obligation, respectively as defined in FDICIA.

         (m) The receipt or recovery by either Party (the "first Party") of any amount in respect of an obligation of the other Party (the "second Party") in a Currency other than that in which such amount was due, whether pursuant to a judgment of a court or pursuant to Section 4 or 9, shall discharge such obligation only to the extent that on the first day on which the first Party is open for business immediately following such receipt, the first Party shall be able, in accordance with normal banking practice, to purchase the Currency in which such amount was due with the Currency received. If the amount so purchasable shall be less than the original amount of the Currency in which such amount was due, the second Party shall, as a separate obligation and notwithstanding any judgment of any court, indemnify the first Party against any loss sustained by it. The second Party shall in any event indemnify the first Party against any costs incurred by it in making such purchase of Currency.

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         (n) Each Party shall enter into each FX Transaction governed by the Agreement in reliance only upon its own judgment. Neither Party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other Party as to whether or not it should enter into any such Forex or Option Contract as to any subsequent actions relating thereto or on any other commercial matters concerned with any Forex or Option Contract governed by the Agreement. Neither Party shall have any responsibility or liability whatsoever in respect of any advice of this nature given, or views expressed, by it or any of such persons to the other Party, whether or not such advice is given or such views are expressed at the request of the Party. To the extent Counterparty may communicate with BSF traders or other personnel or receive information from or on behalf of BSF, Counterparty acknowledges and agrees that any such information and/or recommendation may be incomplete, may not be verified, and may be changed without notice to Counterparty.

         (o) This Agreement, the particular terms agreed between the Parties in relation to each and every FX Transaction governed by this Agreement (and, insofar as such terms are recorded in a Confirmation, each such Confirmation), the Schedule to this Agreement and all amendments to any of such items shall together form the agreement among the Parties and shall together constitute a single agreement among the Parties. The Parties acknowledge that all FX Transactions governed by the Agreement are entered into in reliance upon the fact that all items constitute a single Agreement among the Parties.

         (p) For FX Forward and Spot transactions, BSSC carries the Counterparty's account(s) as clearing broker for Counterparty. For FX Options, BSF carries the accounts and BSSC solely provides an operational reporting service. Unless BSSC receives from Counterparty prior written notice to the contrary, BSF, BSSC or their affiliates may accept from Counterparty without any inquiry or investigation: (a) orders for the purchase or sale of securities, futures, foreign exchange and other property in the Counterparty's account(s) on margin or otherwise; (b) any positions executed in FX Transactions, and (c) any other instructions concerning the Counterparty's account(s) or the property therein.

         (q) Counterparty hereby acknowledges, consents and agrees that, in accordance with Bear Stearns and industry policies, practices and procedures, Bear Stearns and its affiliates and branches may transmit any and all information relating to you, this Agreement, and the transactions undertaken hereunder to such affiliates and branches for efficient processing, database maintenance, record keeping or other use in accordance with such practices, policies and procedures, and that Bear Stearns and such affiliates may disclose the same as Bear Stearns determines in good faith to be appropriate to auditors, counsel, regulators and self-regulatory organizations. In addition Bear Stearns may disclose such information to the extent that it determines in good faith to be required by applicable law, rule, regulation or order.

         (r) This Agreement may be executed in counterparts, each of which when executed shall be deemed an original.

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

                                    SCHEDULE

Part I.           APPOINTMENT OF ADVISOR

         Should Counterparty appoint an advisor, Counterparty hereby appoints QUADRIGA ASSET MANAGEMENT INC. ("Advisor") as its agent and attorney-in-fact for any and all purposes under this Agreement. Advisor shall act through its officers, employees and agents. The powers of Advisor shall include, without limitation, the right to enter into or liquidate Forex or Option Contracts on behalf of Counterparty in such amounts, at such times and on such other terms as Advisor shall determine, the right to give and receive notices hereunder on behalf of Counterparty, and the right to agree to amendments to this Agreement on behalf of Counterparty. All acts or omissions of Advisor under or in connection with this Agreement shall have the same force and effect as if taken by a duly authorized employee of Counterparty. BSF is hereby authorized and directed to follow the instructions of Advisor in every respect concerning this Agreement and all matters related thereto. Counterparty hereby ratifies and confirms any and all Forex or Option Contracts and instructions made or given by Advisor. Counterparty's appointment of Advisor is coupled with an interest and is irrevocable. Neither BSF nor BSSC, nor its employees, officers, or directors have any duty to supervise or review the acts or advice of the Advisor, nor shall Bear Stearns, its officers, directors or employees be liable for any damage which arise from Advisor's acts or omissions.

Part II.          APPOINTMENT OF AGENT FOR SERVICE OF PROCESS FOR NON-U.S.
                  ENTITIES

         Counterparty agrees to irrevocably appoint as process agent ("Process Agent") to receive, for it and on its behalf, service of process in any proceeding. If for any reason Counterparty's Process Agent is unable to act as such, Counterparty will promptly notify the other party and within 10 days appoint a substitute process agent acceptable to the other party. Counterparty irrevocably consents to service of process in the manner provided for in this Agreement. Nothing in this Agreement will affect the right of BSF to serve process in any other manner permitted by law.

Part III.         TRADING AUTHORIZATION FOR FX TRANSACTIONS

The following individuals are authorized to engage in FX Transactions:

           Name                            Title
           ----                            -----
___________________________      ___________________________
___________________________      ___________________________
___________________________      ___________________________
___________________________      ___________________________
___________________________      ___________________________
___________________________      ___________________________

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

Trade confirmation should be addressed as follows:

          Original                    Interested Party
          --------                    ----------------
Name:                            Name:
___________________________      ___________________________

Address:                         Address:
___________________________      ___________________________
___________________________      ___________________________
___________________________      ___________________________

Attention:                       Attention:
___________________________      ___________________________

         As changes in trading personnel or address occur we will forward a revised Schedule. Bear Stearns Forex Inc. may rely upon this authorization as continuing in full force and effect until Bear Stearns receives a revised Schedule changing the above information or notice of termination. In either event, however, it is understood that no change or termination will effect our obligations to you with respect to any transaction arising prior to your receipt of such written notice.

Part IV.          ADDRESS FOR NOTICES

Address for notices or communications to Counterparty:

         Address:          ___________________________
                           ___________________________
         Attention:        ___________________________
         Telephone:        ___________________________
         Facsimile:        ___________________________

Address for notices or communications to Bear Stearns Forex Inc.:

         Address:          383 Madison Avenue
                           New York, NY 10179
         Attention:        David M. Schoenthal
                           Foreign Exchange - 7th Floor
         Telephone:        (212) 272-7683
         Facsimile:        (212) 272-2314

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers as of the ______ day of _______________, 2003.

                                              BEAR STEARNS FOREX INC.

Attention:    David Schoenthal                By: ______________________________
Address:      383 Madison Avenue                  President & Director
              New York, NY  10179

                                              (CUSTOMER NAME)

Attention: ______________________________     By: ______________________________
Address:   ______________________________         Title:

                                              QUADRIGA ASSET MANAGEMENT INC.

Attention: ______________________________     By: ______________________________
Address:   ______________________________         Title:

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

                           PRECIOUS METALS SUPPLEMENT

                                     to the

         Foreign Exchange Master Agreement (the "Agreement") annexed hereto, between Bear Stearns Forex Inc. ("BSF") and (CUSTOMER NAME). This Precious Metals Supplement sets forth the additional terms and conditions that will govern precious metals trading and precious metal options trading between BSF and (CUSTOMER NAME) ("Counterparty"). This Precious Metals Supplement shall not require the Parties to enter into any Precious Metals Transactions (as defined below), but shall govern any such Transactions which are currently outstanding or hereafter entered into. Each Party hereto represents and warrants that it is fully authorized to enter into this Agreement and into the type of transactions described herein and is a commercial user of or a merchant handling precious metals with the capacity to make or take delivery of precious metals.

         1.       Definitions

                  (a) "Precious Metal" means Gold, Silver, Platinum and Palladium in each case in the form and having the minimum fineness required for good delivery at the agreed delivery location.

                  (b) "Precious Metals Contract" means a Forward Contract or Spot Contract for Precious Metals; "Forward Contract" shall also mean any contract between the Parties for the purchase and sale of a type of Precious Metal having a settlement date of more than two Business Days after the date on which such contract is entered into; provided, however, that for purposes of Section 4 of the Agreement, Forward Contract shall be any such contract having a settlement date more than two days after the date on which such contract is entered into; and "Spot Contract" shall also mean any contract between the Parties for the purchase and sale of a type of Precious Metal having a settlement date of two Business Days or less after the date on which such contract is entered into. "FX Transactions" shall also include any Precious Metals Contracts or options thereupon.

                  All terms used herein and not defined shall have the meanings ascribed thereto in the Agreement.

         2.       Delivery And Purchase Price

                  (a) On the settlement Date of each Transaction, Seller shall deliver the agreed quantity of the agreed type of Precious Metals
         (a) if delivery is to be in London, by transfer to Buyer's unallocated account at a member of the London Bullion Market for that type of Precious Metal or another London bullion dealer or bank designated by Buyer which is reasonably acceptable to Seller, (b) if delivery is in New York, to a Comex depository, and (c) if delivery is in a different city, to a mutually agreed depository. Each Party acknowledges that (i) unallocated gold represents only the right to receive Precious Metal from the dealer or bank (collectively, "Depository") it selects and
         (ii) it bears responsibility for the selection of the Depository at which it maintains unallocated Precious Metal and for any credit or operational rules at that Depository. The Buyer shall pay the agreed price for that Precious Metal on the Settlement Date.

         3.       Title And Risk Of Loss

                  (a) Title to and all risk of loss or damage of or to any and all Precious Metals delivered hereunder shall pass to Buyer on delivery.

         4.       Warranty

                  (a) Seller represents and warrants that (a) title to Precious Metals delivered hereunder will pass to Buyer on delivery free and clear of all liens, encumbrances and claims; (b) it has the right to sell such Precious Metal hereunder; and (c) such Precious Metals meet the requirements specified in the definition of that term herein. THERE ARE, HOWEVER, NO OTHER WARRANTIES, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

                                                         BEAR STEARNS FOREX INC.
                                                      FOREIGN EXCHANGE AGREEMENT

         5.       Taxes

                  (a) When laws, ordinances and regulations permit, Counterpart shall assume liability for and pay, in addition to the purchase price of the precious metal, all federal, state, municipal and foreign taxes (including Value Added Taxes), excises, charges and other fees now or hereinafter imposed, levied or assessed by any governmental authority or agency that may be applicable to the sale and/or delivery of precious metals hereunder (but excluding net income, excess profits, or corporate franchise taxes).

                  (b) In those cases in which the laws, regulations or ordinances impose upon the Seller the obligation to collect or pay such taxes, excises, charges, or other fees, Buyer shall pay to Seller an amount equivalent to such governmental execution for which Seller shall be liable. If Buyer is entitled to purchase precious metals free of any tax, fee or charge, Buyer shall furnish to Seller proper exemption certificates to cover such purchase or purchases. In addition, Buyer acknowledges receipt of the disclosure statement from Seller (as set forth in Section 4101 of Internal Revenue Code of 1986) or is knowledgeable of the contents thereof.